                                                                   EXHIBIT 10.68

                                   AGREEMENT


     THIS AGREEMENT is made and entered into as of the _____________ day of JULY 21, 1997 by and between SALT LAKE CITY CORPORATION, a municipal corporation of the State of Utah, (hereinafter "City") and Meadow Valley Contractors, Inc., hereinafter "Contractor", whose address is 1598 North Hillfield Road Suite C Layton, Utah 84041;

                                  WITNESSETH:

     The Contractor and the City, for the consideration hereinafter named, agree as follows:

1.   SCOPE OF WORK.

     A. Contractor agrees to furnish all labor, materials and equipment necessary to perform all of the Work required in the Contract Documents for the Project titled Taxiway G Extension - North End, No. 54 1077 0276.

2.   TIME OF COMPLETION.

     A. The Work under this Agreement shall commence following issuance of the Notice to Proceed and shall be completed within the time allowed indicated on Page B-3 of the Contractor's Bid.

3.   CONSIDERATION.

     A. The City shall pay the Contractor for the performance of all obligations set forth herein the sum of Eight Million Nine Hundred Ninety-Nine Thousand Five Hundred Three Dollars. ($8,999,503.00); subject to the provisions of paragraph 3C below and Article 9 of this Agreement.

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     B.   The Schedules of Prices hereunder are pursuant to Contractor's Bid dated June 11, 1997.

     C. The City agrees to pay and the Contractor agrees to accept for full performance of this Agreement, the lump sum agreed upon, or a sum which is based upon the actual quantities used or constructed in accordance with the Contract Documents or a combination thereof. All measurements will be performed by the City's Engineer or his authorized representative. The sum also includes the cost of all bonds, insurance, permits and fees required herein and all charges, expenses or assessments of whatever kind or character. Claims for services allegedly furnished by Contractor but not specifically provided for herein shall not be honored by the City.

4.   LIQUIDATED DAMAGES.

     A. Time is the essence of this Agreement. In view of the difficulty of determining the City's damages caused by late completion the parties hereby agree, fix and determine that the Contractor shall be responsible to pay the City liquidated compensatory damages in such amounts and upon such terms as are specified below.

     B. Contractor agrees that the payment of liquidated damages shall commence on the calendar day after the date fixed for completion including any extensions of additional time which may have been allowed in writing. From and after said date, the City shall be entitled to deduct and retain said liquidated damages out of any monies which may be due or become due to the Contractor, and the City may require the Contractor to pay the City liquidated damages for each calendar day after said date until the City accepts the project as substantially complete.

     C. Liquidated damages shall be in the amount specified on page B-3 of the Contractor's bid.

     D. After the City has accepted substantial completion, liquidated damages shall not accrue while the City makes

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     damages from such a disturbance. The parties agree that Contractor will pay as liquidated damages for each such disturbance the sum of $1,000 to cover such damage and expense, which sum may be deducted from the Contractor's compensation.

28.  CONTROLLING LAW.

     A. The interpretation of this Agreement shall be governed by the laws of the State of Utah. Any court action arising from this Agreement shall be brought in a federal or state court with appropriate jurisdiction in the City of Salt Lake, State of Utah.

29.  ASSIGNMENT.

     A. This Agreement or any benefit, obligation or part thereof cannot be assigned by either party without the prior written consent of the other.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        SALT LAKE CITY CORPORATION

                                        By /s/ Russell Widmar
                                          -------------------------------------
                                              EXECUTIVE DIRECTOR -
                                          SALT LAKE CITY AIRPORT AUTHORITY
ATTEST:

/s/ Christine Meeker
--------------------------
CHIEF DEPUTY CITY RECORDER


                                        /s/ Kenneth D. Nelson            (Seal)
              [ SEAL ]                  --------------------------------
                                              VICE PRESIDENT


                                        MEADOW VALLEY CONTRACTORS, INC.  (Seal)
                                        --------------------------------
                                               CONTRACTOR


                                        ________________________________ (Seal)

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                              CITY ACKNOWLEDGMENT
                              -------------------

STATE OF UTAH       )
                    :
COUNTY OF SALT LAKE )


     On the 21 day of July, 1997, personally appeared before me RUSSELL
C. WIDMAR and CHRISTINE MEEKER, who being by me duly sworn, did say that they are the EXECUTIVE DIRECTOR - SALT LAKE CITY AIRPORT AUTHORITY and CHIEF DEPUTY CITY RECORDER, respectively, of SALT LAKE CITY CORPORATION, and said persons acknowledged to me that said corporation executed the same.


                                        /s/ Scott C. Crandall
                                        ---------------------------------------
                                        NOTARY PUBLIC, residing in
                                                              SALT LAKE COUNTY
                                                              -----------------


My Commission Expires:         [SEAL]

_________________________







                          CORPORATION ACKNOWLEDGMENT
                          --------------------------

STATE OF UTAH      )
                   :
COUNTY OF SALT LAKE)

     On the 30 day of June, 1997, personally appeared before me KENNETH D. NELSON, who being by me duly sworn did say that he is the VICE PRESIDENT of MEADOW VALLEY CONTRACTORS, INC., a corporation, and that the foregoing instrument was signed in behalf of said corporation by authority of a resolution (or bylaws) of its Board of Directors; and said persons acknowledged to me that said corporation executed the same.

             /s/ Lisa Forsling                   Layton, Utah
             --------------------------      ---------------------------------
                 LISA FORSLING               NOTARY PUBLIC, residing in

                                                           ___________________

My Commission Expires:

 July 24, 2000                                         [SEAL]
-------------------------

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